                                                                    EXHIBIT 99.1

Contacts:   Herman Chin                          Christine Rogers
            Public Relations                     Investor Relations
            631-962-1163                         631-962-1160
            herman.chin@falconstor.com           christine.rogers@falconstor.com

               FALCONSTOR SOFTWARE ANNOUNCES Q3 QUARTERLY RESULTS

              REVENUES INCREASE 20% COMPARED WITH PREVIOUS QUARTER
                      WHILE OPERATING EXPENSES REMAIN FLAT

             STOCKHOLDER LOCK-UP PERIOD EXTENDED FOR ADDITIONAL YEAR

MELVILLE,  N.Y., October 24,  2002--FalconStor  Software, Inc. (Nasdaq: FALC), a
leading  provider of network storage  infrastructure  software,  today announced financial results for its third quarter ended September 30, 2002.

Revenues  for the third  quarter  of 2002  increased  by 20%  compared  with the previous quarter,  from $2.4 million to $2.9 million.  This increase in revenues occurred while operating  expenses remained flat.  Excluding an asset impairment charge of $1.6  million,  adjusted net loss for the third  quarter  decreased to
$2.0 million  compared  with $2.5  million in the previous  quarter and adjusted diluted net loss per share for the third  quarter was $0.04 per share,  compared with $0.05 per share in the  previous  quarter.  Reported net loss for the third quarter of 2002 was $3.6  million  and  reported  diluted net loss per share was
$0.08.  Deferred revenue increased 96% compared with the previous quarter,  from
$0.8 million to $1.7 million.  This increase was primarily due to an increase in the number of maintenance and support  contracts.  This deferred revenue will be recognized as revenue over the next 12 months.

For the third quarter of 2002,  revenues increased by 13% compared with the same period  a year  ago.  Excluding  an asset  impairment  charge  of $1.6  million, adjusted  net loss for the third  quarter was $2.0  million  compared  with $1.4 million in the same  period a year ago and  adjusted  diluted net loss per share for the third quarter was $0.04 per share,  compared with $0.04 per share in the same period a year ago.

For the first nine months of fiscal 2002,  FalconStor  recorded revenues of $7.2 million,  compared  with  $2.6  million  for the  same  period  a year  earlier.
Excluding an asset impairment charge of $1.6 million,  adjusted net loss for the nine month period was $7.0  million  compared  with a net loss of $8.8  million, excluding  a  beneficial  conversion  charge of $3.9  million,  reported  in the corresponding  period a year ago. Adjusted diluted net loss per share during the nine-month period was $0.16, compared with $0.27 per share for the same period a year ago.  Reported  net loss for the nine months ended  September  30, 2002 was
$8.6  million and  reported  diluted  net loss per share was $0.19.  The Company closed the quarter financially strong with $47 million in cash, cash equivalents and marketable  securities,  after  deducting net  liabilities  of  discontinued
operations.

"Due  to  IPStor's  ability  to  reduce  the  Total-Cost-of-Ownership  (TCO)  of enterprise  storage and to maximize  system  availability,  we are  experiencing continuing  demand and smooth  deployment  of our  solutions  in the  production environment.  IPStor has been adopted by major  telecommunications  companies in
North America,  Europe and throughout Asia to consolidate  storage and replicate mission-critical data to maximize business continuity," said FalconStor Chairman
& CEO ReiJane Huai.  "On the strategic  front,  we are pleased with the progress and expect several key partners in the U.S. and Japan to announce their business continuance appliance and data migration initiatives powered by IPStor.  Despite the continued general economic uncertainties,  we are confident about our growth prospects  and will  continue  to invest in R&D and  support  infrastructure  to sustain the business momentum around the world."

Substantially  all of the holders of shares of common stock issued to the former shareholders  of  FalconStor,  Inc., in connection  with its reverse merger with
Network  Peripherals,  Inc.,  in August  2001 have  agreed to extend the lock-up period for their  shares of  FalconStor's  common  stock from April 30,  2003 to
April 30, 2004. The total number of shares subject to the newly extended lock-up is approximately 26.7 million,  including approximately 22.5 million shares held by  ReiJane  Huai,  the  Chairman,  President  and Chief  Executive  Officer  of
FalconStor,  Irwin Lieber, Barry Rubenstein, and certain investment partnerships affiliated  with them,  and certain  other large  stockholders  (the  "Principal
Stockholders").

In return for the extension of the lock-up period, the Board of Directors of the
Company  has agreed to release a limited  number of shares from the lock-up on a quarterly  basis for each  stockholder  who has agreed to the  extension  of the lock-up period, other than the Principal Stockholders.  A total of approximately
1.5 million shares will be released over time between November 1, 2002 and April
30, 2004,  under a set plan that starts at 5,000 shares per  stockholder  during the fourth  quarter of 2002 and  escalates to 20,000  shares in first quarter of
2004.  The holders of the shares that will be released may sell the shares after they are  released,  but,  unlike the release of locked-up  shares in January of this year,  there is no set time frame for  shareholders to sell the shares that will be released.

The lock-up  agreement  continues  to provide that the Board of Directors of the
Company may, in its sole discretion,  release any and all of the shares from the lock-up restrictions.  Any such release will be based on the fundamentals of the
Company,  including the Company's  revenue and earnings  growth,  and on overall market conditions.  The Principal Stockholders have further agreed, in the event that the Board  releases  shares of common stock from the lock-up prior to April
30, 2004,  that none of their shares will be released from the lock-up until all other  stockholders  subject  to  the  extended  lock-up  have  been  given  the opportunity  to have all their shares  subject to the lock-up freed up for sale.
Certain  charitable  donations of locked-up shares of the Company's common stock from  stockholders  will be allowed in the discretion of the Company's  Board of
Directors.

"The Board of Directors  believes that the foregoing actions address concerns in the market  related to the  overhang  of the April 30, 2003  lock-up  expiration date.  The Board of  Directors  will  continue to evaluate the release of shares subject to the lock-up  based on various  factors  including  market  condition, advice of its investment bankers and market makers, and the Company's  operating performance,"  stated ReiJane Huai. "The Board was particularly  appreciative to these stockholders for agreeing to extend their lock-up until April 30, 2004 and for  reconfirming  their belief in the  potential  growth and the success of the
Company,  and for  their  commitment  to being  long  term  stockholders  of the
Company."

The company  will host a conference  call on  Thursday,  October 24 at 5:15 p.m.
Eastern Time, to discuss the results.  To participate in the call,  dial:  (706)
679-4456. To listen on the web, visit: http://www.viavid.com/registration.asp?sid=1671 or http://www.viavid.com.  Registration will be required from both links.

ABOUT IPSTOR
IPStor  Software   delivers  an  intelligent   SAN/NAS   infrastructure   across
heterogeneous  environments by providing a comprehensive set of storage services for enterprise applications - simplifying management, ensuring data availability and recoverability, and maximizing performance.

ABOUT FALCONSTOR
FalconStor Software,  Inc. (Nasdaq: FALC), offers network storage infrastructure software that  dramatically  reduces storage  operating costs by aggregating and provisioning  storage  capacity and  management  services over Fibre Channel and
IP-based  storage  networks.   With  unprecedented   reliability,   performance,
manageability,  and availability,  FalconStor's  flagship  product,  IPStor(TM), enables  leading  IT  organizations  and  Service  Providers  to deploy a highly available network storage infrastructure to ensure business continuity.

Founded in 2000,  FalconStor is  headquartered  in Melville,  NY.  International offices include Paris, Tokyo and Taichung, Taiwan. FalconStor is a voting member of the Storage Networking Industry Association (SNIA) and Fibre Channel Industry
Association  (FCIA).  For more  information,  visit  www.falconstor.com  or call
1-631-777-5188.

This press release  includes  forward-looking  statements  that involve risk and uncertainties  that could cause  actual  results to differ  materially  from the forward-looking  statements.  These risks and uncertainties  include:  the early stage of FalconStor's business; delays in product development; market acceptance of FalconStor's  products and services;  technological change in the storage and networking  industries;  competition in the storage networking  software market;
the ability to achieve  profitability;  intellectual  property issues; and other risk factors  discussed in  FalconStor's  reports on Forms 10-K,  10-Q and other reports filed with the Securities and Exchange Commission.

                                       ###

FalconStor  and IPStor are  trademarks  of FalconStor  Software,  Inc. All other company and product names  contained  herein are  trademarks  of the  respective holders.